Exhibit 99.1

Accomplished Mining Executive Rob Atkinson to Join Newmont as Chief Operating Officer

DENVER, February 4, 2019 — Newmont Mining Corporation (NYSE: NEM) (Newmont or the Company) today announced that Rob Atkinson will succeed Tom Palmer as Executive Vice President and Chief Operating Officer, effective June 1, 2019. Tom Palmer, currently President and Chief Operating Officer, will remain President until he succeeds Gary Goldberg to become President and Chief Executive Officer. Last month, Newmont announced that Gary Goldberg will retire in the fourth quarter as part of a planned, orderly and long-term leadership succession.

Mr. Palmer will assume increasing responsibility for leading the safe and orderly integration of Newmont and Goldcorp as he transitions his duties as Chief Operating Officer to Mr. Atkinson.

“Over a 25-year mining career delivering step-change improvements in safety, productivity and sustainability, Rob will further enhance the depth and quality of Newmont’s team,” said Tom Palmer, President and Chief Operating Officer. “Rob brings a demonstrated commitment to building strong safety cultures and to leading, enabling and empowering teams to achieve meaningful business results. With Rob’s addition to the Newmont team, we will enhance the application of our proven Full Potential continuous improvement program and maximize long-term value creation following our combination with Goldcorp.”

Newmont remains focused on maintaining a deep leadership bench and top talent to effectively run the business and continue delivering the Company’s proven strategy.

Last month, Newmont and Goldcorp announced the two companies would combine their world-class portfolios of operations, projects, Reserves, exploration opportunities, and talent to create the world’s leading gold business. On day one after the transaction closes, which is expected in the second quarter, Newmont Goldcorp will:

•                  Be immediately value-accretive to the shareholders of both companies;

•                  Target 6-7 million ounces of steady-state gold production over a decades-long time horizon;

•                  Have the largest gold Reserves and Resources in the gold sector, including on a per share basis;

•                  Offer the highest dividend yield among senior gold producers;

•                  Be located in favorable mining jurisdictions and prolific gold districts on four continents; and

•                  Offer financial flexibility and an investment-grade balance sheet to advance the most promising projects.

About Rob Atkinson

With 25 years of mining industry experience, Rob Atkinson has held a variety of roles leading operations and business improvement efforts in Australia, the United Kingdom and the United States. Most recently, Mr. Atkinson served as Head of Productivity and Technical Support for Rio Tinto and was responsible for the company’s $5 billion productivity improvement strategy. Mr. Atkinson also served as Chief Operating Officer for Rio Tinto’s portfolio of copper interests in Mongolia, the US, Chile and Indonesia. Previously he led ASX-listed Energy Resources of Australia as Chief Executive and Director, and served as General Manager of Weipa Bauxite, one of the world’s largest bauxite operations. During his tenure with Rio Tinto, Mr. Atkinson oversaw the establishment of three technical centers of excellence, including Surface Mining, Underground Mining and Processing. Mr. Atkinson also has extensive operational experience in iron ore and surface and underground coal mining. He holds a 1st Class Honors Bachelor’s degree in Mining and Petroleum Engineering from Strathclyde University in Scotland.

ROB ATKINSON TO JOIN NEWMONT AS EVP & COO	NEWMONT NEWS RELEASE

About Tom Palmer

In October of 2018, Tom Palmer was promoted to serve as Newmont’s President and Chief Operating Officer. Since May of 2016, when Mr. Palmer was appointed Executive Vice President and Chief Operating Officer — with more than 85 percent of Newmont’s workforce reporting through to him — Newmont has generated more than $2 billion in free cash flow and commissioned two new mines and five expansions on four continents, on or ahead of schedule and within or below budget. Project optimization work under Mr. Palmer’s leadership has also positioned Newmont’s robust project pipeline as among the best in the gold sector through capital discipline and a focus on returns.

Prior to assuming leadership of Newmont’s operations and projects in 2016, Mr. Palmer led the Company’s business in the Asia Pacific region, which generated nearly 40 percent of Newmont’s revenues at the time. Before being recruited to join Newmont in 2014, Mr. Palmer served as Chief Operating Officer for Pilbara Mines at Rio Tinto Iron Ore.

Mr. Palmer’s 25-year career in mining includes leadership roles in Rio Tinto’s bauxite and aluminum, coal, copper, iron ore, and technology businesses where he gained extensive experience building and leading high-performing global teams to enhance safety, profitability, sustainability, and diversity and inclusion.

About Newmont

Newmont is a leading gold and copper producer. The Company’s operations are primarily in the United States, Australia, Ghana, Peru and Suriname. Newmont is the only gold producer listed in the S&P 500 Index and was named the mining industry leader by the Dow Jones Sustainability World Index in 2015, 2016, 2017 and 2018. The Company is an industry leader in value creation, supported by its leading technical, environmental, social and safety performance. Newmont was founded in 1921 and has been publicly traded since 1925.

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Cautionary Statement Regarding Forward-Looking Statements:

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” “target,” “indicative,” “preliminary,” or “potential.” Forward-looking statements in this release may include, without limitation: (i) statements relating to Newmont’s planned acquisition of Goldcorp and the expected terms, timing and closing of the proposed transaction (the “proposed transaction”); (ii) potential of Newmont’s and Goldcorp’s operations, including future improvement and financial condition; (iii) estimates of future production, including expected annual production range; (iv) expectations regarding accretion; (v) estimates of future reserves and resources; (vi) expectations of future dividends and returns to shareholders; (vii) expectations of future balance sheet strength, credit ratings and financial flexibility; and (viii) expectations of future plans and benefits. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of Newmont’s and Goldcorp’s operations and projects being consistent with current expectations and mine plans, including without limitation receipt of export approvals; (iii) political developments in any jurisdiction in which Newmont and Goldcorp operate being consistent with its current expectations; (iv) certain exchange rate assumptions for the Australian dollar or the Canadian dollar to the U.S. dollar, as well as other exchange rates being approximately consistent with current levels; (v) certain price assumptions for gold, copper, silver, lead and oil; (vi) prices for key supplies being approximately consistent with current levels; (vii) the accuracy of current mineral reserve, mineral resource and mineralized material estimates; and (viii) other planning assumptions. Risks relating to forward looking statements in regard to the Company’s business and future performance may include, but are not limited to, gold and other metals price volatility, currency fluctuations, operational risks, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political risk, community relations, conflict resolution governmental regulation and judicial outcomes and other risks. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the prompt and effective integration of Newmont’s and Goldcorp’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the proposed transaction; the risk associated with Newmont’s and Goldcorp’s ability to obtain the approval of the proposed transaction by their shareholders required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the risk that a consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the outcome of any legal proceedings that may be instituted against the parties and others related to the arrangement agreement; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; risks relating to the value of the Newmont’s common stock to be issued in connection with the transaction; the anticipated size of the markets and continued demand for Newmont’s and Goldcorp’s resources and the impact of competitive responses to the announcement of the transaction; and the diversion of management time on transaction-related issues. For a more detailed discussion of such risks and other factors, see Newmont’s 2017 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) as well as the Company’s other SEC filings, available on the SEC website or www.newmont.com, Goldcorp’s most recent annual information form as well as Goldcorp’s other filings made with Canadian securities regulatory authorities and available on SEDAR, on the SEC website or www.goldcorp.com. Newmont is not affirming or adopting any statements or reports attributed to Goldcorp (including prior mineral reserve and resource declaration) in this release or made by Goldcorp outside of this release. Goldcorp is not affirming or adopting any statements or reports attributed to Newmont (including prior mineral reserve and resource declaration) in this release or made by Newmont outside of this release. Newmont and Goldcorp do not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

Additional information about the proposed transaction and where to find it

This release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This release is being made in respect of the proposed transaction involving the Company and Goldcorp pursuant to the terms of an Arrangement Agreement by and among the Company and Goldcorp and may be deemed to be soliciting material relating to the proposed transaction. In connection with the proposed transaction, the Company will file a proxy statement relating to a special meeting of its stockholders with the SEC. Additionally, the Company will file other relevant materials in connection with the proposed transaction with the SEC. Security holders of the Company are urged to read the proxy statement regarding the proposed transaction and any other relevant materials carefully in their entirety when they become available before making any voting or investment decision with respect to the proposed transaction because they will contain important information about the proposed transaction and the parties to the transaction. The definitive proxy statement will be mailed to the Company’s stockholders. Stockholders of the Company will be able to obtain a copy of the proxy statement, the filings with the SEC that will be incorporated by reference into the proxy statement as well as other filings containing information about the proposed transaction and the parties to the transaction made by the Company with the SEC free of charge at the SEC’s website at www.sec.gov, on the Company’s website at www.newmont.com/investor-relations/default.aspx or by contacting the Company’s Investor Relations department at jessica.largent@newmont.com or by calling 303-837-5484. Copies of the documents filed with the SEC by Goldcorp will be available free of charge at the SEC’s website at www.sec.gov.

Participants in the proposed transaction solicitation

The Company and its directors, its executive officers, members of its management, its employees and other persons, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s 2017 Annual Report on Form 10-K filed with the SEC on February 22, 2018, its proxy statement relating to its 2018 Annual Meeting of Stockholders filed with the SEC on March 9, 2018 and other relevant materials filed with the SEC when they become available. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the proposed transaction will be set forth in the proxy statement filed with the SEC relating to the transaction when it becomes available. Additional information concerning Goldcorp’s executive officers and directors is set forth in its 2017 Annual Report on Form 40-F filed with the SEC on March 23, 2018, its management information circular relating to its 2018 Annual Meeting of Stockholders filed with the SEC on March 16, 2018 and other relevant materials filed with the SEC when they become available.

Media Contact
Omar Jabara	303.837.5114	omar.jabara@newmont.com

Investor Contact
Jessica Largent	303.837.5484	jessica.largent@newmont.com